Exhibit 3.3

State of Delaware

Secretary of State

Division of Corporations

Delivered 11:46 AM 06/21/2005

FILED 11:46 AM 06/21/2005

SRV 050514447 – 3988558 FILE

CERTIFICATE OF FORMATION

OF

NOVASTAR CERTIFICATES FINANCING LLC

This Certificate of Formation of NovaStar Certificates Financing LLC (the “LLC”), dated as of June 21, 2005, has been duly executed and is being filed by the undersigned, as an authorized person of the LLC, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is NovaStar Certificates Financing LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ David McGriff
Name: David McGriff
Authorized Person